Exhibit 10.1

NCI BUILDING SYSTEMS, INC.

BONUS PROGRAM

[As Amended and Restated as of December 8, 2005]

The Bonus Program (the “Program”) is as follows:

1. Purpose. The purpose of the Program is:

(A) To provide exceptional cash rewards earned by exceptional performance; and

(B) To focus management attention on key objectives of the Company by basing their bonus on return on assets and growth in earnings per share.

2. Administration. The Program will be administered and interpreted by the Compensation Committee of the Board of Directors of the Company (the “Committee”).

3. Maximum Bonuses and Bonus Performance Standards.

(A) Maximum Bonuses. For fiscal 2004 and thereafter, the aggregate maximum bonus pool to be paid pursuant to the Program in any fiscal year (including all bonuses and any related 401(k) profit sharing plan matches, social security taxes and other employer costs) for all of the Company’s employees shall not exceed fifteen percent (15%) of the Company’s Adjusted Pre-Tax Profit before any accrual for bonuses payable pursuant to the Program for that fiscal year (the “Maximum Bonus Amount”). If the aggregate bonuses to be paid pursuant to the Program for Level 1A, Level 1B, Level 2, Level 3 and Level 4 participants and the Non-Management Bonus Pool in any fiscal year exceed the Maximum Bonus Amount, then the bonuses to be paid to Level 1A, Level 1B, Level 2, Level 3 and Level 4 participants shall be reduced on a pro rata basis to an amount such that the aggregate bonuses to be paid pursuant to the Program for Level 1A, Level 1B, Level 2, Level 3 and Level 4 participants and the Non-Management Bonus Pool in that fiscal year equal the Maximum Bonus Amount.

(B) Combination of ROA and EPS. Level 1A, Level 1B and Level 2 participants will be eligible for the award of an annual cash bonus equal to a percentage of their respective base salaries, based upon the Company’s achievement of a specified ROA, a specified EPS Growth or a combination of ROA and EPS Growth for the fiscal year. No cash bonuses will be awarded to these participants if both ROA is less than 15% and EPS Growth is less than 10%.

(1) Level 2 Participants. Subject to the minimum requirements for ROA and EPS Growth, Level 2 participants will be eligible for a cash bonus award based upon the grid of ROA and EPS Growth achievement attached hereto as Exhibit A, in which the bonus eligible for award is the percentage of base salary indicated at each intersecting grid mark for ROA and EPS Growth (e.g., ROA of 25% and EPS Growth of 15% results in a 50% cash bonus).

Exhibit 10.1

(2) Level 1A and 1B Participants. Cash bonus awards for which Level 1A and 1B participants are eligible also will be based on the grid of ROA and EPS Growth achievement attached hereto as Exhibit A, but (1) for Level 1A participants it will be 2.0 times the percentage of base salary indicated for Level 2 participants and (2) for Level 1B participants it will be 1.5 times the percentage of base salary indicated for the Level 2 participants.

(C) ROA Only. Level 3 and Level 4 participants will be eligible for the award of a cash bonus equal to a percentage of their respective base salaries, based upon the Company’s achievement of a specified ROA for the fiscal year. No cash bonuses will be awarded to these participants if ROA is less than 15%.

(1) Level 3 Participants. The Committee shall place all Level 3 participants in five categories. If ROA is 15% or more, Level 3 participants will be eligible for a cash bonus in accordance with the following table:

Category	Minimum Bonus (15% ROA)	Additional Percentage of Base Salary for each 1% Increment of ROA in excess of 15%
A	7.5%	2.25%

B	8.75%	2.625%

C	10%	3%

D	11.25%	3.375%

E	12.5%	3.75%

(2) Level 4 Participants. If ROA is 15% or more, Level 4 participants will be eligible for the award of a cash bonus equal to 6.25% of base salary and an additional 1.875% of base salary for each 1% increment in ROA over 15%.

(D) Non-Management Bonus Pool. The Company shall establish a permanent minimum bonus pool for lower level, non-management employees (the “Non-Management Bonus Pool”), in an amount equal to the lesser of (i) $2,000,000, or (ii) ten percent (10%) of the Company’s Adjusted Pre-Tax Profit before any accrual for bonuses payable pursuant to the Program; provided, however, that the aggregate amount of the Non-Management Bonus Pool shall be adjusted annually by a percentage equal to the percentage increase in the then most recently published CPI (as hereinafter defined), over the CPI published for the immediately preceding fiscal year. If the CPI did not increase during the measurement period, no adjustment to the Non-Management Bonus Pool shall be made. For purposes of the Program, “CPI” means the Consumer Price Index for All Urban Customers for the Houston-Galveston-Brazoria area. If the CPI becomes unavailable to the public because publication is discontinued, or otherwise, then the Company and the Committee will substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar, published by another governmental agency or, if no such index shall be available then a comparable index published by a major bank or other financial institution or by a recognized financial publication.

Exhibit 10.1

(E) No Individual Caps. Subject to the Maximum Bonus Amount set forth in Section 3(A) above, participants will not be subject to any cap on the maximum amount of an individual bonus. The grid attached hereto as Exhibit A illustrates the bonus levels payable up to 35% ROA Growth and 30% EPS Growth. Should either of these metrics exceed those levels, individual bonuses shall be increased by extrapolating the grid in a proportionate manner.

4. Participants and Eligibility.

(A) Whether or not to award a cash bonus to any particular participant is within the absolute discretion of the Company and the Committee. No bonus award to a Level 1A, 1B, 2 or 3 participant may be paid unless and until approved by the Committee, and no bonus award may be paid to a Level 4 participant unless and until the Committee has approved the aggregate employee bonus pool for that fiscal year.

(B) A participant shall not be eligible for and shall not be entitled to receive a bonus for any fiscal year’s performance unless the participant is employed by the Company or one of its subsidiaries both on the last day of the fiscal year and on the date of approval by the Committee of the bonus (if a Level 1A, 1B, 2 or 3 participant) or the aggregate employee bonus pool for that year (if a Level 4 participant).

(C) The Committee, in its sole discretion, shall determine the Level 1A, 1B, Level 2 and Level 3 participants for any given fiscal year; provided, however, the Committee and/or the Executive Committee shall determine the categories into which Level 3 participants will be placed, and provided further that the Executive Committee shall have the authority to move a Level 4 participant to the lowest category of Level 3 when that participant receives a promotion. Designation of a manager as a participant for any fiscal year is in the absolute discretion of the Company and the Committee and does not entitle that participant to remain as a participant in any subsequent year.

(D) Addition, removal or movement of participants into, from or between any of Levels 1A, 1B, 2 or 3 must be submitted to and approved by the Committee; provided, however, that the Executive Committee shall have the authority to move a Level 4 participant to the lowest category of Level 3 when that participant receives a promotion. The Level 1 managers, with the approval of the Chairman of the Board and President, shall have discretion to add or remove participants at Level 4 without further action of the Committee, provided the aggregate bonuses paid to all employees do not exceed the amount of the employee bonus pool for that year approved by the Committee.

(E) The Executive Committee, in its sole discretion, shall determine the participants in the Non-Management Bonus Pool for any given fiscal year. Designation of a non-management employee as a participant for any fiscal year is in the absolute discretion of the Company and the Executive Committee and does not entitle that participant to remain as a participant in any subsequent year.

5. Definitions. As used in this Program, the following terms shall have the meanings set forth below:

Exhibit 10.1

“Adjusted EPS” means net income plus the after-tax impact of deferred financing costs and other non-recurring expenses approved by the Compensation Committee or the Board of Directors divided by the weighted average shares outstanding on a fully diluted basis for the period as set forth on the audited annual financial statements of the Company and, when appropriate to the calculations, the internally generated financial statements for each month and quarter of the fiscal year, prepared in accordance with generally accepted accounting principles. Solely for the purposes of the calculation of EPS Growth for fiscal 2006, Adjusted EPS for fiscal 2005 shall be calculated to reflect the pro forma impact of the Company’s stock option grants using the fair value method under SFAS 123, as set forth in the Company’s audited financial statements for fiscal 2005.

“Adjusted Operating Assets” means (x) total assets, less (y) cash and cash equivalents, deferred income taxes and goodwill, all as set forth on the audited annual financial statements of the Company and, when appropriate to the calculations, the internally generated financial statements for each month and quarter of the fiscal year, prepared in accordance with generally accepted accounting principles.

“Adjusted Pre-Tax Profit” means EBIT plus deferred financing costs and other non-recurring expenses approved by the Compensation Committee or the Board of Directors as set forth on the audited annual financial statements of the Company and, when appropriate to the calculations, the internally generated financial statements for each month and quarter of the fiscal year, prepared in accordance with generally accepted accounting principles.

“EBIT” means income before income taxes plus interest expense as set forth on the audited annual financial statements of the Company and, when appropriate to the calculations, the internally generated financial statements for each month and quarter of the fiscal year, prepared in accordance with generally accepted accounting principles.

“EPS Growth” means (x) Adjusted EPS for the fiscal year less Adjusted EPS for the prior fiscal year, divided by (y) Adjusted EPS for the prior fiscal year. If the Company conducts a public offering of equity securities, the Committee will evaluate and determine at that time whether any adjustments should be made to the calculation of EPS Growth.

“Maximum Bonus Amount” has the meaning set forth in Section 3(A) hereof.

“Non-Management Bonus Pool” has the meaning set forth in Section 3(D) hereof.

“ROA” means Adjusted Pre-Tax Profit divided by Adjusted Operating Assets.

6. Interpretation. The Committee shall interpret the Program and shall prescribe such rules and regulations in connection with the operation of the Program as it determines to be advisable. The Committee may rescind and amend its rules, regulations and interpretations.

Exhibit 10.1

7. Amendment or Termination. The Program may be terminated at any time or amended from time to time by the Committee without the consent or approval of the participants in the Program.

8. Effect of Program. Neither the adoption of the Program nor any action of the Committee, including action taken at any time to terminate or amend the Program, shall be deemed to give any officer, manager, employee, participant or other person any right to receive a bonus or any other rights, whether as a third party beneficiary or otherwise.

LEVEL 1 AND 11 BONUS PARTICIPANTS

Matrix as Shown for 50%

Matrix times 1.5 for 75%

	30%	20	22	24	25	27	29	31	33	35	37	39	41	43	45	47	49	51	53	55	57	59	61	63	65	67	69	71	73	75	77	79	81	83	85
		18	20	22	24	26	28	30	32	34	36	38	40	42	44	46	48	50	52	54	56	58	60	62	64	66	68	70	72	74	76	78	80	82	84
		17	19	21	23	25	27	29	31	33	35	37	39	41	43	45	47	49	51	53	55	57	59	61	63	65	67	69	71	73	75	77	79	81	83
	5%	16	18	20	22	24	26	28	30	32	34	36	38	40	42	44	46	48	50	52	54	56	58	60	62	64	66	68	70	72	74	76	78	80	82
		15	17	19	21	23	25	27	29	31	33	35	37	39	41	43	45	47	49	51	53	55	57	59	61	63	65	67	69	71	73	75	77	79	81
	25%	14	16	18	20	22	24	26	28	30	32	34	36	38	40	42	44	46	48	50	52	54	56	58	60	62	64	66	68	70	72	74	76	78	80
		13	15	17	19	21	23	25	27	29	31	33	35	37	39	41	43	45	47	49	51	53	55	57	59	61	63	65	67	69	71	73	75	77	79
		12	14	16	18	20	22	24	26	28	30	32	34	36	38	40	42	44	46	48	50	52	54	56	58	60	62	64	66	68	70	72	74	76	78
	2.5%	11	13	15	17	19	21	23	25	27	29	31	33	35	37	39	41	43	45	47	49	51	53	55	57	59	61	63	65	67	69	71	73	75	77
		10	12	14	16	18	20	22	24	26	28	30	32	34	36	38	40	42	44	46	48	50	52	54	56	58	60	62	64	66	68	70	72	74	76
	20%	9	11	13	15	17	19	21	23	25	27	29	31	33	35	37	39	41	43	45	47	49	51	53	55	57	59	61	63	65	67	69	71	73	75
		8	10	12	14	16	18	20	22	24	26	28	30	32	34	36	38	40	42	44	46	48	50	52	54	56	58	60	62	64	66	68	70	72	74
		7	9	11	13	15	17	19	21	23	25	27	29	31	33	35	37	39	41	43	45	47	49	51	53	55	57	59	61	63	65	67	69	71	73
E		6	8	10	12	14	16	18	20	22	24	26	28	30	32	34	36	38	40	42	44	46	48	50	52	54	56	58	60	62	64	66	68	70	72
P		5	7	9	11	13	15	17	19	21	23	25	27	29	31	33	35	37	39	41	43	45	47	49	51	53	55	57	59	61	63	65	67	69	71
S	15%	4	6	8	10	12	14	16	18	20	22	24	26	28	30	32	34	36	38	40	42	44	46	48	50	52	54	56	58	60	62	64	66	68	70
		3	5	7	9	11	13	15	17	19	21	23	25	27	29	31	33	35	37	39	41	43	45	47	49	51	53	55	57	59	61	63	65	67	69
		2	4	6	8	10	12	14	16	18	20	22	24	26	28	30	32	34	36	38	40	42	44	46	48	50	52	54	56	58	60	62	64	66	68
G		1	3	5	7	9	11	13	15	17	19	21	23	25	27	29	31	33	35	37	39	41	43	45	47	49	51	53	55	57	59	61	63	65	67
R		0	2	4	6	8	10	12	14	16	18	20	22	24	26	28	30	32	34	36	38	40	42	44	46	48	50	52	54	56	58	60	62	64	66
O	10%	0	1	3	5	7	9	11	13	15	17	19	21	23	25	27	29	31	33	35	37	39	41	43	45	47	49	51	53	55	57	59	61	63	65
W															24	26	28	30	32	34	36	38	40	42	44	46	48	50	52	54	56	58	60	62	64
T															23	25	27	29	31	33	35	37	39	41	43	45	47	49	51	53	55	57	59	61	63
H															22	24	26	28	30	32	34	36	38	40	42	44	46	48	50	52	54	56	58	60	62
															21	23	25	27	29	31	33	35	37	39	41	43	45	47	49	51	53	55	57	59	61
	5%														20	22	24	26	28	30	32	34	36	38	40	42	44	46	48	50	52	54	56	58	60
															19	21	23	25	27	29	31	33	35	37	39	41	43	45	47	49	51	53	55	57	59
															18	20	22	24	26	28	30	32	34	36	38	40	42	44	46	48	50	52	54	56	58
															17	19	21	23	25	27	29	31	33	35	37	39	41	43	45	47	49	51	53	55	57
															16	18	20	22	24	26	28	30	32	34	36	38	40	42	44	46	48	50	52	54	56
	2.5%														15	17	19	21	23	25	27	29	31	33	35	37	39	41	43	45	47	49	51	53	55
															14	16	18	20	22	24	26	28	30	32	34	36	38	40	42	44	46	48	50	52	54
															13	15	17	19	21	23	25	27	29	31	33	35	37	39	41	43	45	47	49	51	53
															12	14	16	18	20	22	24	26	28	30	32	34	36	38	40	42	44	46	48	50	52
															11	13	15	17	19	21	23	25	27	29	31	33	35	37	39	41	43	45	47	49	51
	0														10	12	14	16	18	20	22	24	26	28	30	32	34	36	38	40	42	44	46	48	50

0%					4%					9%					14%					19%					24%					29%					34%

		Return on Assets (Percent)

Bonus Grid Calculation for Level 2—50% (2 times ROA%) + EPS % Growth—14% = % Payout

FY 2004 Bonus Calculation Example

2 X 25.4% + 110.8333%—15% = 146.6333%—Level 2

146.6333% * 2 = 293.2667%— Level 1A

146.6333% * 1.5 = 219.9499%— Level 1

Level 1 & 2 Payout of Target 293.2667%—(146.6333% / 50% Target)